Exhibit 5.1

Attorneys & Government Relations Professionals
Two Liberty Place 50 S. 16th Street, Suite 3200 Philadelphia, PA 19102-2555 T 215 665 8700 F 215 665 8760 www.bipc.com

October 3, 2014

Stratex Oil & Gas Holdings, Inc.

30 Echo Lake Road

Watertown, CT 06795

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is being furnished to you in connection with the Registration Statement on Form S-4 (No. 333-198384) (the “Registration Statement”) filed by Stratex Oil & Gas Holdings, Inc. a Colorado corporation (the “Corporation”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to 60,616,448 shares of common stock, par value $0.01 per share, of the Corporation (the “Shares”), The Shares will be issued pursuant to the Agreement and Plan of Merger, dated as of May 6, 2014 (as amended, the “Merger Agreement”), by and among the Corporation, Richfield Acquisition Corp., a Nevada corporation and wholly owned subsidiary of the Corporation (“Merger Sub”), and Richfield Oil & Gas Company, a Nevada corporation (“Richfield”). Pursuant to the Merger Agreement, Merger Sub will merge (the “Merger”) with and into Richfield, with Richfield surviving the Merger as a wholly owned subsidiary of the Corporation, and shares of common stock, par value $0.001 per share, of Richfield issued and outstanding immediately prior to the effective time of the Merger will be converted into the Shares.

We have examined and relied upon signed copies of the Registration Statement, including the exhibits thereto. We have also examined and relied upon the Amended and Restated Articles of Incorporation (the “Restated Articles”) and the Amended and Restated By-Laws (the “By-Laws”) of the Corporation, resolutions of the Board of Directors of the Corporation as provided to us by the Corporation, and originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.

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In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us by the Corporation. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Corporation and of its officers, directors and other representatives. We have assumed that the Corporation will continue to be presently subsisting in good standing, and will continue to have the requisite legal status and legal capacity, under the laws of the State of Colorado, and that the Corporation has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America in connection with the transactions contemplated the Merger Agreement and the Registration Statement.

Our opinion is limited to the laws of the State of Colorado applicable to business corporations (including reported cases under applicable statutory provisions). Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Without limiting the generality of the foregoing, we express no opinion with respect to compliance by the Corporation with federal securities laws or the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction, including with respect to antifraud laws relating to the sale of securities.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares will, upon their issuance in accordance with the terms of the Merger Agreement and as described in the Registration Statement, be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in any Prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Buchanan Ingersoll & Rooney PC

By:	/s/ Brian S. North
Brian S. North, Shareholder

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